                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X]      Filed by the Registrant
[  ]     Filed by a Party other than the Registrant

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-7(e)(2))

[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to (section) 240.14a-11(c) or
         (section) 240.14a-12



                               Bernard Chaus, Inc.
                 (Name of Person(s) as Specified in Its Charter
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)       Title of each class of securities to which transaction applies:
       2)       Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       4)       Proposed maximum aggregate value of transaction:
       5)       Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provide by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)       Amount Previously Paid:
       2)       Form, Schedule or Registration Statement No.:
       3)       Filing Party:
       4)       Date Filed:

                               BERNARD CHAUS, INC.
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------

         The Annual Meeting of Stockholders of Bernard Chaus, Inc., a New York corporation (the "Company"), will be held on November 14, 2001 at 9:00 a.m. at Rihga Royal Hotel, 151 West 54th Street, New York, New York, Gershwin West Room, 53rd Floor, for the following purposes:

         1. To elect six directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

         2. To ratify the appointment of Deloitte & Touche LLP as auditors of the Company to serve for the fiscal year ending June 30, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business on October 10, 2001 are entitled to notice of and will be entitled to vote at the meeting.

         YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors,


                                            Barton Heminover
                                            Assistant Secretary



New York, New York
October 10, 2001


--------------------------------------------------------------------------------

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                               BERNARD CHAUS, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 14, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bernard Chaus, Inc., a New York corporation (the "Company"), to be used at the Annual Meeting of Stockholders which will be held on November 14, 2001 at 9:00 a.m. at Rihga Royal Hotel, 151 West 54th Street, New York, New York, Gershwin West Room, 53rd Floor, and any adjournments or postponements thereof.

         Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company or by revocation in person at the meeting; unless so revoked, the shares represented by proxies will be voted at the meeting in accordance with the directions given therein. If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption "Election of Directors-Nominees for Election",
(ii) FOR the ratification of the appointment of Deloitte & Touche LLP as auditors for the Company's fiscal year ending June 30, 2002 and (iii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The principal executive offices of the Company are located at 530 Seventh Avenue, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was October 15, 2001.

         Stockholders of record at the close of business on October 10, 2001 are entitled to notice of and will be entitled to vote at the meeting. On October 10, 2001, there were outstanding 27,215,907 shares of common stock, $.01 par value ("Common Stock"), of the Company. Each share of Common Stock is entitled to one vote.

                                VOTING PROCEDURES

         Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the stockholders to take action at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Annual Meeting constitute a quorum. Once a quorum of the stockholders is established, under the BCL and the Company's By-Laws, the directors standing for election must be elected by a plurality of the votes cast. All other actions to be taken at the meeting must be approved by a majority of the votes cast. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company as of September 30, 2001.

NAME AND ADDRESS OF                               AMOUNT BENEFICIALLY
BENEFICIAL OWNER                                         OWNED                            PERCENT OF CLASS
------------------------------------           ------------------------              -----------------------
Josephine Chaus (1)..................                18,848,415(2)                             66.04%
530 Seventh Avenue,
New York, New York 10018

(1) All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 72,936 shares included in such amount, Josephine Chaus shares power to vote and dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children.

(2) Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

         The following table presents information as of September 30, 2001 with respect to the number of shares of Common Stock beneficially owned by each of the current directors of the Company and each Named Executive Officer (as defined herein), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group. The information below stating amounts beneficially owned and percent of class owned includes options exercisable within 60 days of September 30, 2001.


                                                                            AMOUNT                      PERCENT OF
                                                                          BENEFICIALLY                    CLASS
       NAME                                                                  OWNED (1)                  DIRECTORS:
----                                                                    ----------------           ------------------
Philip G. Barach (2)..........................................                  20,237                     *
Nicholas DiPaolo + (3)........................................               1,323,750                     4.64%
Terri Kabachnick (4)..........................................                     -0-                     *
S. Lee Kling (5)..............................................                  23,665                     *
Harvey M. Krueger (6).........................................                  28,493                     *
NAMED EXECUTIVE OFFICERS:
Barton Heminover (7)..........................................                     -0-                     *
Ivy Karkut ...................................................                     -0-                     *
Gregory Mongno (8)............................................                     -0-                     *
All directors and executive officers as a group                             20,244,560                    70.93%
(9 persons)(9)
---------------

*        Less than one percent.

+ Mr. DiPaolo has served as the Company's Chief Operating Officer since November 1, 2000 and is a Named Executive Officer as well as a director.

(1) Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2) Excludes options to purchase 26,000 shares of Common Stock granted under the Bernard Chaus, Inc. 1998 Stock Option Plan, as amended (the "Stock Option Plan").

(3) Includes options to purchase 1,303,750 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 2,006,250 shares of Common Stock granted under the Stock Option Plan. Excludes 5,000 shares of Common Stock owned by his wife, as to which shares Mr. DiPaolo disclaims beneficial ownership.

(4) Excludes options to purchase 12,200 shares of Common Stock granted under the Stock Option Plan.

(5) Excludes options to purchase 27,000 shares of Common Stock granted under the Stock Option Plan.

(6) Includes options to purchase 20,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 10,000 shares of Common Stock granted under the Stock Option Plan.

(7) Excludes options to purchase 46,408 shares of Common Stock granted under the Stock Option Plan.

(8) Excludes options to purchase 686,667 shares of Common Stock granted under the Stock Option Plan.

(9) Includes beneficial ownership of Josephine Chaus; also includes options to purchase an aggregate of 1,323,750 shares of Common Stock granted under the Stock Option Plan.



                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

         Six directors will be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

         EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve the election of these nominees. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of such election.

         At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. Except as indicated below, there are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

         The following table sets forth certain information with respect to the nominees for director:

                 NAME OF NOMINEE                                        AGE                  DIRECTOR SINCE
                 Josephine Chaus............................            50                        1977
                 Nicholas DiPaolo...........................            60                        1999
                 Terri Kabachnick...........................            52                        1999
                 S. Lee Kling...............................            72                        1989
                 Harvey M. Krueger..........................            72                        1992
                 Philip G. Barach...........................            71                        1993


         Josephine Chaus has been an employee of the Company in various capacities since its inception. She has been a director of the Company since 1977, Chief Executive Officer from 1991 until September 1994 and from 1998 until present, and Chairman of the Board from December 1998 until present. In addition, she served as President from 1980 to February 1993, and served as member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.

         S. Lee Kling was elected a director of the Company on February 22, 1989. He has served since 1991 as Chairman of the Board of Kling Rechter & Company, a merchant banking company which works in partnership with First Chicago Equity Capital Corp. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri ("Landmark"), until December 1991 when the company merged with Magna Group, Inc. He had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Falcon Products, Co., a furniture and fixtures manufacturer; National Beverage Corp., a beverage manufacturer; Electro Rent Corporation, an electronic equipment rental company; Engineered Support Systems, Inc., a product manufacturer in the defense industry; Learn2.com, an internet based learning service provider and Kupper Parker Communications, an advertising and public relations company, all of which are public companies.

         Harvey M. Krueger was appointed a director of the Company on January 2, 1992. He has been Vice Chairman of Lehman Brothers, Inc. ("Lehman Brothers"), an investment banking firm, since 1997. From May 1984 to 1996, he was a Senior Managing Director of Lehman Brothers. From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co. and in 1976, he became President and Chief Executive Officer of Kuhn Loeb & Co. Mr. Krueger currently serves as a director of Automatic Data Processing Inc., a provider of payroll and related employer services; R.G. Barry, a manufacturer of thermal comfort products and Dearfoam indoor slippers;

and Delta Galil Industries Ltd., a manufacturer of boutique-quality apparel, each of which is a public company.

         Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer and retailer of women's apparel (Casual Corner) and a retailer of eyewear (LensCrafters). In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993. Mr. Barach currently serves as a director of Glimcher Real Estate Investment Trust, a real estate company; and R.G. Barry, a manufacturer of thermal comfort products and Dearfoam indoor slippers, each of which is a public company. Mr. Barach currently serves on the boards of advisors of Rack Room, a retailer of footwear ("Rack Room"); AM Asia, a wholesaler of women's footwear ("AM Asia"); and PC on Call, a start-up service provider for personal computers, all of which are private companies. Mr. Barach also currently serves as a consultant to Rack Room and AM Asia.

         Nicholas DiPaolo has been Chief Operating Officer and Vice Chairman of the Company since November 1, 2000 and a director of the Company since February 11, 1999. From 1991 through May 1997, he served as Chairman, President and Chief Executive Officer of Salant Corporation, a diversified apparel company ("Salant"). In addition, Mr. DiPaolo served as President and Chief Operating Officer of Salant from 1988 through 1991. Prior to 1998, he held executive positions with a number of apparel and related companies, including Manhattan Industries, a menswear company, and The Villager, a women's sportswear company. Mr. DiPaolo currently serves as a director of JPS Industries Inc., a publicly traded manufacturer of specialty extruded and woven materials.

         Terri Kabachnick was elected a director of the Company on February 11, 1999. She is a retail consultant with 25 years of industry experience. Her firm, The Kabachnick Group, Inc. specializes in retail communications and productivity, serving an international client base that includes some of the industry's most successful companies.

         During fiscal 2001, the members of the Audit Committee were S. Lee Kling, Terri Kabachnick and Harvey M. Krueger and the members of the Compensation Committee were Philip G. Barach, Terri Kabachnick and S. Lee Kling. The three current members of the Audit Committee are independent within the meaning of SEC Release No. 34-42266. The Company does not have a standing Nominating Committee.

         The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company's incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such options, and recommending to the Board of Directors any changes in the compensation of any employee of the Company whose annual compensation exceeds $150,000. The Compensation Committee met on eight occasions during fiscal 2001.

         The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time and is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers of the Company the scope and nature of the Company's financial controls. The Audit Committee met on four occasions during fiscal 2001.

         During fiscal 2001, the Board of Directors of the Company met on nine occasions. During fiscal 2001, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and
(2) the total number of meetings held by all committees of the Board on which such director served.

        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock of the Company are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 2001, all Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock of the Company were complied with, except that Mr. DiPaolo inadvertently failed to file a Statement of Changes in Beneficial Ownership on Form 4 with respect to certain options. Such options were reported by Mr. DiPaolo on an Annual Statement of Changes in Beneficial Ownership on Form 5, which was filed with the Securities and Exchange Commission on August 23, 2001.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation paid or accrued by the Company for fiscal 2001, fiscal 2000 and fiscal 1999 with respect to (a) Josephine Chaus, Chairwoman of the Board and Chief Executive Officer, and (b) the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered by such persons in all capacities to the Company.


                                                      ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                                   ------------------------------------------------------------  ----------------------------------
                                                                                                   NUMBER OF
 NAME AND PRINCIPAL                                                               RESTRICTED       SECURITIES        ALL OTHER
POSITION HELD DURING                         SALARY        BONUS      OTHER         STOCK          UNDERLYING       COMPENSATION
  FISCAL YEAR 2001                  YEAR       ($)           ($)       ($)         AWARDS(#)       OPTIONS (#)          (6)
--------------------                ----   ---------      --------   -------      -----------    --------------    --------------
Josephine Chaus                     2001    525,000           --        --            --                 --              --
   Chairwoman of the Board and      2000    525,000           --        --            --                 --              --
   Chief Executive Officer          1999    525,000           --        --            --                 --              --

Nicholas DiPaolo                    2001    231,365 (1)       --    11,500(2)         --          3,300,000              --
   Chief Operating Officer and
   Vice Chairman

Ivy Karkut                          2001    900,000 (3)  250,000        --            --                 --              --
   Former President and Director    2000    455,385 (4)  250,000        --       100,000(7)         675,000              --

Gregory Mongno                      2001    362,500 (5)   50,000        --            --                 --              --
   President

Barton Heminover                    2001    177,500           --        --            --                 --              --
   Vice President of Finance and    2000    164,615       10,000        --            --                 --              --
   Assistant Secretary              1999    151,452        5,000        --            --                 --              --
---------------------

(1) Annual Compensation represents (i) prorated employment compensation from date of hire on November 1, 2000 equal to $199,615 and (ii) consulting compensation earned from July 1, 2000 through October 31, 2000 equal to $31,750.

(2) Represents fees paid as an outside director prior to his date of hire as a full time employee.

(3) Annual Compensation represents prorated compensation from July 1, 2000 until January 10, 2001 (the "Termination Date") and non-competition payments subsequent to the Termination Date.

(4) Annual Compensation represents prorated compensation from date of hire on November 29, 1999.

(5) Annual Compensation represents compensation for service as Senior Vice President - Sales and Marketing (non-executive officer position) from July 1, 2000 until June 1, 2001 (the "Promotion Date") and as President from the Promotion Date.

(6) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.

(7) Ms. Karkut received 100,000 shares of restricted Common Stock of the Company as a signing bonus under her employment agreement. The restrictions lapsed on July 1, 2000. The shares had a market value of $1.00 per share on the date of issuance and $.6875 per share on the date that the restrictions lapsed.

                               OPTION GRANTS TABLE

         The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during fiscal 2001. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights.



                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                            APPRECIATION FOR
                                                  INDIVIDUAL GRANTS                          OPTION TERM (2)
                               -------------------------------------------------------  -----------------------------
                                                  % of Total
                                  Securities       Options
                                  Underlying      Granted To
                                   Options         Employees    Exercise
                                   Granted            In        Or Base     Expiration         5%             10%
Name                                (#)(1)        Fiscal Year    Price         Date           ($)             ($)
----------------------------   --------------    ------------- ----------  ------------  ------------   -------------
Josephine Chaus..............         --              --           --           --             --              --
Nicholas DiPaolo.............  3,305,000 (3)         100%          (4)          (5)       803,735 (6)   2,036,688 (7)
Ivy Karkut...................         --              --           --           --             --              --
Gregory Mongno...............         --              --           --           --             --              --
Barton Heminover.............         --              --           --           --             --              --
---------------

(1)      All options were granted under the Stock Option Plan.

(2) Potential pre-tax realizable value is based on the assumption that the stock appreciates from the market value on the date of grant at the annual rates of appreciation shown on the table over the option term (ten years). This is a theoretical value. The actual realized value depends upon the market value of the Company's stock at the exercise date.

(3) Includes options to purchase (i) 5,000 shares of the Company's Common Stock (the "Director Options"), (ii) 300,000 shares of the Company's Common Stock (the "Ordinary Options"), and (iii) 3,000,000 shares of the Company's Common Stock (the "Put Options"). In the event that the Company achieves a cumulative EBITDA target determined by the Company's Board of Directors for the three year period ended June 30, 2003, Mr. DiPaolo shall be entitled to require the Company to purchase his Put Options, for a purchase price equal to $1,125,000, i.e. the aggregate exercise price of the Put Options. Mr. DiPaolo shall also have such right to require the Company to purchase his then vested Put Options, at a purchase price equal to the aggregate exercise price of such then vested Put Options, in the event there is a "Change In Control" of the Company or his employment is terminated without "Cause" (as such terms are defined in his employment agreement with the Company).

(4) The exercise price of the Director Options is $0.6875 per share. The exercise price of the Ordinary Options is $0.50 per share. The exercise price of the Put Options is $0.375 per share.

(5) The expiration date of the Director Options is 7/1/10. The expiration date of the Ordinary Options and the Put Options is 11/1/10.

(6) The value for Director Options equals $1,895. The value for Ordinary Options equals $94,334. The value for Put Options equals $707,506.

(7) The value for Director Options equals $4,667. The value for Ordinary Options equals $239,061. The value for Put Options equals $1,792,960.


       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information with respect to the exercise of stock options during fiscal 2001 by the Named Executive Officers and the value of unexercised options at fiscal year end.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF        NUMBER OF
                                                        SECURITIES       SECURITIES        VALUE OF          VALUE OF
                                                        UNDERLYING       UNDERLYING      UNEXERCISED       UNEXERCISED
                                                        UNEXERCISED      UNEXERCISED     IN-THE-MONEY      IN-THE-MONEY
                               SHARES                   OPTIONS AT       OPTIONS AT       OPTIONS AT        OPTIONS AT
                              ACQUIRED       VALUE     JUNE 30, 2001    JUNE 30, 2001  JUNE 30, 2001(1)  JUNE 30, 2001(1)
NAME                        ON EXERCISE     REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
-----------------           -----------    ----------  -------------    -------------  ----------------  ----------------
Josephine Chaus                  --            --              --                --             --                --
Nicholas DiPaolo                 --            --         303,750         3,006,250         $3,000          $405,000
Ivy Karkut                       --            --              --                --             --                --
Gregory Mongno                   --            --              --                --             --                --
Barton Heminover                 --            --              --                --             --                --
-----------------

(1) The value is based on the excess of the market price of the Company's Common Stock at the end of fiscal 2001 over the option price of the unexercised options.



                             EMPLOYMENT ARRANGEMENTS

         Josephine Chaus. The Company's employment agreement with Josephine Chaus, Chairwoman of the Board, commenced on July 1, 1992 and expired on June 30, 1994. Since such date, she has been employed without a written agreement. Ms. Chaus' annual base salary was $525,000 for fiscal 2001.

         Nicholas DiPaolo. On January 10, 2001, the Company entered into an employment agreement with Nicholas DiPaolo who has been serving as the Company's Vice Chairman and Chief Operating Officer since November 1, 2000, the effective date of the employment agreement. The employment agreement has a term of 37 months from the effective date. Under the employment agreement, Mr. DiPaolo receives an annual salary of $300,000 per year. Under the employment agreement on November 1, 2000, Mr. DiPaolo was granted 300,000 fully vested options to purchase Common Stock of the Company at the fair market value on the date of grant. Under the employment agreement on January 10, 2001, Mr. DiPaolo was granted 3,000,000 options to purchase Common Stock of the Company at the fair market value on the date of grant (the "Put Options"). The exercise price of the Put Options is 0.375. The Put Options vest in three equal annual installments upon the anniversaries of the employment agreement's effective date. In the event that the Company achieves a cumulative EBITDA target determined by the Company's Board of Directors for the three year period ending June 30, 2003, Mr. DiPaolo shall be entitled to require the Company to purchase his Put Options, for a purchase price equal to $1,125,000, i.e. the aggregate exercise price of the Put Options. In the event there is a "Change In Control" of the Company or his employment is terminated without "Cause" (as such terms are defined in the employment agreement), Mr. DiPaolo shall also have the right to require the Company to purchase his vested Put Options at a purchase price equal to the aggregate exercise price of the vested Put Options. If the agreement is terminated by the Company without cause, Mr. DiPaolo is entitled to non-competition payments equal to twelve months' base salary, payable in twelve monthly installments.

         Ivy Karkut. On November 5, 1999, the Company entered into an employment agreement with Ms. Karkut providing for her to serve as President of the Company for a three year term. Under the employment agreement, Ms. Karkut received a sign-on bonus of $250,000 and she received an annual salary of $800,000 per year from November 29, 1999 through June 30, 2000; thereafter she was entitled to $900,000 per year from July 1, 2000 to June 30, 2001 and $1,000,000 per year from July 1, 2001 to November 29, 2002. Ms. Karkut was entitled to an annual bonus amounting to 2 1/2 % of the net income of the Company only if the profit goals established by the Board of Directors for such year were achieved, subject for the fiscal year ended June 30, 2000 to a minimum bonus of $250,000. The profit goals were not achieved. In addition, in connection with the execution of Ms. Karkut's employment agreement, Ms. Karkut was granted options to purchase an aggregate of 675,000 shares of Common Stock. The options were granted at an exercise price of $2.50 per share, vesting at a rate of 25% per year, commencing on November 29, 1999. Ms. Karkut was also granted 100,000 shares of restricted stock of the Company. In connection with a non-competition agreement with Ms. Karkut, who resigned in January 2001, the Company is obligated to pay up to $900,000 (one year base salary) in equal monthly installments over the 12-month period from January 2001 to January 2002. All of Ms. Karkut's vested options have lapsed without exercise.

         Gregory Mongno. On June 1, 2001, the Company entered into an employment agreement with Mr. Mongno providing for him to serve as President of the Company for a three year term. Under the employment agreement, Mr. Mongno receives an annual salary of $500,000 per year from June 1, 2001 through May 31, 2002; thereafter he is entitled to $550,000 per year from June 1, 2002 to May 31, 2003 and $600,000 per year from June 1, 2003 to May 31, 2004. Mr. Mongno is entitled to an annual bonus based upon targets set by the Compensation Committee of the Board of Directors, subject for the fiscal year ended June 30, 2002 to a minimum bonus of $150,000. In addition, in connection with the execution of Mr. Mongno's employment agreement, on August 8, 2001 (the "Option Date"), Mr. Mongno was granted options to purchase an aggregate of 500,000 shares of Common Stock. The options were granted at an exercise price equal to the last sale price of the Company's Common Stock on the Option Date, vesting in three equal annual installments on the anniversary dates of the Option Date. If the agreement is terminated by the Company without cause, Mr. Mongno is entitled to non-competition payments equal to twelve months' base salary, payable in twelve monthly installments.

                             DIRECTORS' COMPENSATION

         During fiscal 2001, directors who were not employees of the Company received an annual fee of $20,000 for serving on the Board of Directors, plus a cash fee of $1,500 per meeting day. In addition, directors are paid a per diem advisory fee of $2,100 for special projects assigned by the Board of Directors.

         Pursuant to its authority under the Stock Option Plan, the Compensation Committee had provided for each non-employee director to be automatically granted options to purchase 5,000 shares of Common Stock annually on July 1 based on the market price of the Common Stock on the date of grant, exercisable up to 25% on each of the first four anniversaries after the grant (the "Automatic Option Grant Policy"). The last such grant occurred on July 1, 2000. On January 19, 2001, the Company's Board of Directors resolved to terminate the Automatic Option Grant Policy and that future grants of options to purchase shares of the Common Stock to directors shall be determined by the Compensation Committee from time to time.

         Certain directors participated in the Company's stock option replacement program (described under the subheading "Stock Option Plan" of the section "COMPENSATION PROGRAM COMPONENTS" contained in the Compensation Committee Report set forth below). Philip G. Barach exchanged options to purchase 26,000 shares of Common Stock. Terri Kabachnick exchanged options to purchase 12,200 shares of Common Stock. S. Lee Kling exchanged options to purchase 27,000 shares of Common Stock.

         The Company has purchased and will maintain a $50,000 term life insurance policy on behalf of certain directors with the benefits to be paid to such director's designated beneficiary.

                        COMPENSATION COMMITTEE INTERLOCKS

         Philip Barach, Terri Kabachnick and S. Lee Kling served as members of the Compensation Committee during all of fiscal 2001. A son of Mr. Kling is employed by Lockton Companies, an insurance broker from which the Company obtains directors and officers liability insurance, and employee practices liability insurance. The total aggregate premium payments paid to Lockton Companies in respect of such insurance during fiscal 2001 were approximately $147,000.

                          COMPENSATION COMMITTEE REPORT

         Committee. The Compensation Committee establishes and reviews the Company's arrangements and programs for compensating its executive officers, including the Named Executive Officers. The Compensation Committee is composed of Philip Barach, Terri Kabachnick and S. Lee Kling, none of whom are either officers or employees of the Company.

         Background, Objectives and Philosophy. The Compensation Committee's objective is to establish an overall compensation program that rewards executives as the Company's net income reaches certain targeted levels and, through the grant of options, as the market price of the Company's Common Stock increases.

         The Compensation Committee believes that there are three principal components which should be included in a compensation program:

         (1)      base salary;

         (2)      annual cash incentives; and

         (3)      stock option incentives.

         Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under an Incentive Award Plan (the "Incentive Award Plan") and long-term performance of the Company is rewarded through the grant of stock options pursuant to the Stock Option Plan. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four-year period. This approach is consistent with the Compensation Committee's view that incentive programs should be based upon performance and that awards of stock options should ally the economic interests of the Company's officers and other key employees with those of the Company's stockholders.

COMPENSATION PROGRAM COMPONENTS.

         Base Salary. Base salaries are set at levels that are competitive within the apparel industry. An annual salary adjustment within each applicable position/salary level is determined by evaluating the performance of the individual, including the achievement of numerate and non-numerate objectives, in the context of the financial results of the Company.

         Annual Cash Incentives. Cash incentive awards are based on performance as measured by the Company's net income. The Compensation Committee believes that net income is an appropriate measure of performance because it promotes the achievement of corporate-wide goals. The Company has in effect the Incentive Award Plan in which certain key employees, other than Josephine Chaus, are eligible to participate. The Compensation Committee from time to time may establish corporate-wide objectives based upon earnings each year, the attainment of which serve as the basis for computing annual bonuses. No earnings targets were fixed for fiscal 2001. In the past, individual bonuses for key employees under the Incentive Award Plan have been recommended by management to the Compensation Committee which, in turn, makes the final determination. A portion of each executive's bonus has also been dependent on the achievement of written numerate objectives, which are jointly established in advance by each such executive and the Chief Executive Officer. The Compensation Committee may determine to establish earnings targets for future fiscal years. From time to time, certain employment agreements with officers contain minimum bonus arrangements. Certain employment agreements with officers provide for bonuses based upon "EBITDA" targets determined by the Board of Directors of the Company. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Stock Option Plan. The Compensation Committee believes that the use of stock options as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of executive management with those of the Company's stockholders. The Company has in effect the Stock Option Plan pursuant to which the Compensation Committee may grant executives, other than Josephine Chaus, options to purchase Common Stock of the Company. The Company utilizes vesting periods to encourage key executives to continue in the employ of the Company. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a period determined by the Compensation Committee, which is generally three to four years. Levels of participation in the Stock Option Plan generally vary on the basis of the recipient's position in the Company. In order to provide performance incentives and retain employees that held stock options, the Company offered all employees holding options the right to exchange such options for new options at a lower exercise price. During February 2001, employee and director options for an aggregate of 1,400,401 shares of the Company's common stock were surrendered under the stock option replacement program offered by the Company. Under the program, employees had the right to surrender their outstanding, out-of-the-money options in exchange for a commitment by the Company to grant new options to them for the same number of shares on a date, which is in excess of six months (183 days) after the surrender date. Eligibility to receive the new options, which have an exercise price equal to the fair market value on August 8, 2001 (the "Future Grant Date"), employees (or directors as the case may be) must have been employed by the Company (or to serve as directors) on the Future Grant Date. The new options vest in two equal annual installments on the anniversaries of the Future Grant Date. Named executive officers who participated in the replacement program are set forth in the table below:


                                          TEN-YEAR OPTION/SAR REPRICINGS

                                    Number of                                                          Length of
                                    Securities       Market Price                                      Original
                                    Underlying       of Stock at     Exercise Price                    Option Term
                                    Options/         Time of         at Time of                        Remaining at
                                    SARs             Repricing or    Repricing or     New Exercise     Date of
                                    Repriced or      Amendment       Amendment        Price            Reprincing or
Name                    Date        Amended (#)         ($)             ($)               ($)          Amendment
---------------------   --------    --------------   ------------    --------------   -------------    --------------

Gregory Mongno          02/01/00          186,667             .50         1.875(1)              .50       8.5 years

Bart Heminover          07/18/96            3,000             .50          3.10(1)              .50         5 years
                        02/23/98           43,408             .50          3.10(1)              .50       6.5 years


                   COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Josephine Chaus has served as Chief Executive Officer of the Company from 1991 through September 1994 and from December 1998 until present. She served as member of the Office of the Chairman of the Company from September 1994 until December 1998 when the position was eliminated. As Josephine Chaus is a controlling stockholder of the Company, the Compensation Committee did not believe there was a need for bonus compensation or stock incentives. As a result, Josephine Chaus did not participate in the Company's bonus program or the Stock Option Plan. For fiscal 2001, Ms. Chaus's annual salary was $525,000.

                                      COMPENSATION COMMITTEE

                                      Philip Barach
                                      Terri Kabachnick
                                      S. Lee Kling



                             AUDIT COMMITTEE REPORT

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or by the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         During fiscal 2001, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board on April 27, 2000. The complete text of the charter, which reflects standards set forth in the new Securities and Exchange Commission regulations is included as Appendix A to this proxy statement.

         As set forth in more detail in the charter, the Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

         The Audit Committee meets at least four times a year following the completion of the auditor's review of the consolidated financial statements for the first three quarters of the fiscal year and the completion of the audit of the consolidated financial statements for the fiscal year. The members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, (Codification of Statements on Auditing Standards, AU 380), as well as any difficulties encountered in performing the audit or issues discussed prior to retention, or any consultation with other accountants. The Audit Committee has received from the auditor, written disclosure regarding the auditor's independence as required by Independence Standards Board Standard No. 1.

         Based on the review and discussion included above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

                                        AUDIT COMMITTEE

                                        Terri Kabachnick
                                        S. Lee Kling
                                        Harvey M. Krueger

PERFORMANCE GRAPH

         The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended June 30, 2001 with the cumulative return on the Standard & Poor's 500 Index and the Standard & Poor's Textiles (Apparel) Index, assuming investment of $100 in each of the above at their closing stock prices on June 30, 1996.

         THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.

[GRAPHIC OMITTED]

                                                                    CUMULATIVE TOTAL RETURN
                                               6/96           6/97         6/98         6/99       6/00       6/01
                                             --------       --------     --------     --------   --------   --------
BERNARD CHAUS, INC.....................       100.00          32.69         10.58        9.04        2.12       1.57
S&P 500................................       100.00         134.70        175.33      215.22      230.83     196.59
S&P TEXTILES (APPAREL).................       100.00         110.34        127.66       88.69       62.61      90.72



                              CERTAIN TRANSACTIONS

         A son of Mr. Kling is employed by Lockton Companies, an insurance broker from which the Company obtains directors and officers liability insurance, and employee practices liability insurance. The total aggregate premium payments paid to Lockton Companies in respect of such insurance during fiscal 2001 were approximately $147,000.

         Nicholas DiPaolo, a director of the Company, served as a consultant to the Company from June 5, 2000 through October 31, 2000 and received consulting fees of $38,750. Effective November 1, 2000, he became Chief Operating Officer and Vice Chairman of the Company.

Mr. DiPaolo's compensation arrangement, including his stock option package, is described in the section entitled "EMPLOYMENT ARRANGEMENTS."



                                 PROPOSAL NO.2
                              SELECTION OF AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent auditors, as the Company's auditors for the fiscal year ending June 30, 2002. Deloitte & Touche has served as the Company's independent auditors since June 10, 1994. Although stockholder ratification of the selection of Deloitte & Touche LLP is not required, the Board considers it desirable for stockholders to pass upon the selection of auditors.

         It is expected that one or more representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

PRINCIPAL ACCOUNTING FIRM FEES

         Aggregate fees billed to the Company for the fiscal year ending June 30, 2001 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

Audit Fees                                              $   283,000
Financial Information Systems                           $         0
  Design and Implementation Fees

All Other Fees                                          $    88,000(a)(b)

(a) Includes fees for tax services and audits of the Company's employee benefit plans.

(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

         The Board of Directors recommends a vote for the ratification of the appointment of the auditors. Each proxy received will be voted for the ratification of the appointment of the auditors unless otherwise specified in the proxy.

         Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to ratify the appointment of the auditors. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of such ratification of the appointment.

                        PROPOSALS FOR NEXT YEAR'S MEETING

         Any proposal by a stockholder who intends to be present at the next Annual Meeting of Stockholders must be received by the Company at its offices at 800 Secaucus Road, Secaucus, New Jersey 07094 for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 18, 2002. Such proposals should be sent to the Secretary of the Company by certified mail, return receipt requested. A proxy will confer discretionary authority to management of the Company to vote on any matter other than matters for which the Company received notice by a stockholder prior to September 2, 2002; provided, however, that if the 2002 Annual Meeting of Stockholders is held prior to October 16, 2002, the Company will notify the stockholders of a revised date for submitting notice to the Company.

                                  MISCELLANEOUS

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Board of Directors may use the services of the Company's directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

         Copies of the 2001 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended June 30, 2001, are being mailed to the stockholders prior to or simultaneously with this Proxy Statement.

         THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JUNE 30, 2001 TO EACH STOCKHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

                           Bernard Chaus, Inc.
                           800 Secaucus Road
                           Secaucus, New Jersey 07094

                           Attention:   Barton Heminover
                                        Vice President of Finance
                                        and Assistant Secretary

                                   APPENDIX A
                                   ----------

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                               BERNARD CHAUS, INC.

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Bernard Chaus, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of The New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures
-----------------

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements and quarterly financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

Independent Auditors
---------------------

4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

5. Approve the fees and other significant compensation to be paid to the independent auditors.

6. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

7. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards No. 61.

9. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance
----------------

10. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Provisions:
-----------------

14.      Periodically perform self-assessment of audit committee performance.

15. Review financial and accounting personnel succession planning within the Company.

16. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

PROXY                                                              COMMON STOCK
                              BERNARD CHAUS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 14, 2001

     The undersigned hereby constitutes and appoints Josephine Chaus and Barton Heminover, and each of them, with full power of substitution, attorneys and proxies to present and to vote all of the shares of common stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of BERNARD CHAUS, INC. to be held on November 14, 2001 at 9:00 a.m. at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, Gershwin West Room, 53rd Floor, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     If no directions are given, proxies will be voted (i) for the election of the nominees named under the caption "To Elect Directors", (ii) for the ratification of the appointment of Deloitte & Touche LLP as auditors for the Company's fiscal year ended June 30, 2002, and (iii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 10, 2001.


                              FOLD AND DETACH HERE

                                                       Please mark
                                                       your votes as    [X]
                                                       indicated in
                                                       this example

1. TO ELECT DIRECTORS.

   VOTE FOR all nominees                VOTE
 listed below, except vote            WITHHELD
    withheld as to the                from all
following nominees (if any):          nominees

           [ ]                           [ ]


Nominees: 01 Philip G. Barach, 02 Josephine Chaus, 03 Nicholas DiPaolo, 04 Terri Kabachnick, 05 S. Lee King and 06 Harvey M. Krueger. (Mark only one of the following boxes.)

--------------------------------------------------------------------------------


                                                      FOR    AGAINST    ABSTAIN
2. To ratify the appointment of Deloitte & Touche
   LLP as the Company's auditors for the              [ ]      [ ]        [ ]
   Company's fiscal year ending June 30, 2002.


3. At their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.



                             Date: ___________________________________, 2001


                             -----------------------------------------------

                             -----------------------------------------------
                                      Signature of Stockholder(s)

                             (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

                             PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.

                             I PLAN  [ ]      I DO NOT PLAN  [ ]
                             TO ATTEND THE 2001 ANNUAL MEETING OF STOCKHOLDERS.



                              FOLD AND DETACH HERE